[LETTERHEAD OF ROSS RICHES]


October 21, 2000

William F. Pratt, President
Galtech Semiconductor Materials Corporation
923 West 500 North
Lindon, Utah 84042


Re: Second Amended Registration Statement on Form SB-2 of Galtech
Semiconductor Materials Corporation, a Utah Corporation (the "Company")


Dear Dr. Pratt:

I have read the disclosure in the above-referenced Registration Statement containing quotations or summarization of remarks made by me, and I hereby consent to such quotation or summarization of my remarks as set forth therein.

Sincerely yours,

/s/ Ross Riches

Ross Riches